Exhibit 99.2

BIGBEAR.AI HOLDINGS, LLC

Financial Statements

For the three months ended September 30,

2021 (Successor), for the three months ended

September 30, 2020 (Successor), nine months

ended September 30, 2021 (Successor), the

period from May 22, 2020 through September

30, 2020 (Successor), three months ended

September 30, 2020 (Predecessor), and nine

months ended September 30, 2020

(Predecessor)

Table of Contents

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS	1
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	2
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY	3
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	4
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	5

BIGBEAR.AI HOLDINGS, LLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands)

	Successor
	As of September 30, 2021	As of December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$10,776	$9,704
Accounts receivable, less allowance for doubtful accounts of $43 as of September 30, 2021 and December 31, 2020	21,263	21,426
Contract assets	2,863	2,575
Prepaid expenses and other current assets	6,420	641

Total current assets	41,322	34,346

Non-current assets:
Property and equipment, net	1,213	863
Goodwill	91,636	91,271
Intangible assets, net	85,317	90,498
Deferred tax assets	4,135	794
Other non-current assets	592	593

Total assets	$224,215	$218,365

Liabilities and members’ equity
Current liabilities:
Accounts payable	$9,468	$2,731
Short-term debt, including current portion of long-term debt	2,600	1,100
Accrued liabilities	12,368	7,270
Contract liabilities	2,136	541
Other current liabilities	464	413

Total current liabilities	27,036	12,055

Non-current liabilities:
Long-term debt	105,447	105,894
Other non-current liabilities	7	19

Total liabilities	132,490	117,968

Commitments and contingencies (Note J)
Equity:
Members’ contribution	108,321	108,235
Accumulated deficit	(16,596)	(7,838)

Total equity	91,725	100,397

Total liabilities and members’ equity	$224,215	$218,365

The accompanying notes are an integral part of the interim condensed consolidated financial statements.

BIGBEAR.AI HOLDINGS, LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except unit and per unit data)

	Successor				Predecessor
	Three months ended September 30, 2021	Three months ended September 30, 2020	Nine months ended September 30, 2021	Period from May 22, 2020 through September 30, 2020	Three months ended September 30, 2020	Nine months ended September 30, 2020
Revenues	$40,219	$7,802	$112,100	$9,183	$17,899	$55,093
Cost of revenues	29,421	5,584	81,859	6,325	13,972	43,088

Gross margin	10,798	2,218	30,241	2,858	3,927	12,005
Operating expenses:
Selling, general and administrative	12,038	1,910	32,557	2,024	2,426	7,183
Research and development	1,363	184	4,158	258	41	77
Transaction expenses	—	—	—	1,662	—	—

Operating (loss) income	(2,603)	124	(6,474)	(1,086)	1,460	4,745
Interest expense	1,870	65	5,579	65	—	1
Other income, net	—	—	(1)	—	—	—

(Loss) income before taxes	(4,473)	59	(12,052)	(1,151)	1,460	4,744
Income tax (benefit) expense	(1,327)	(14)	(3,294)	(296)	—	7

Net (loss) income	$(3,146)	$73	$(8,758)	$(855)	$1,460	$4,737

Basic net (loss) income per Unit	$(31.46)	$0.73	$(87.58)	$(8.55)
Diluted net (loss) income per Unit	$(31.46)	$0.73	$(87.58)	$(8.55)
Weighted-average Units outstanding:
Basic	100	100	100	100
Diluted	100	100	100	100

The accompanying notes are an integral part of the interim condensed consolidated financial statements.

BIGBEAR.AI HOLDINGS, LLC

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

(UNAUDITED)

(in thousands, except unit data)

For the nine months ended September 30, 2021 (Successor)

	Class A Units	Members’ contribution	Accumulated deficit	Total members’ equity
Balance at December 31, 2020 (Successor)	100	$108,235	$(7,838)	$100,397

Net loss	—	—	(8,758)	(8,758)
Equity-based compensation expense	—	86	—	86

Balance at September 30, 2021 (Successor)	100	$108,321	$(16,596)	$91,725

For the period from May 22, 2020 through September 30, 2020 (Successor)

	Class A Units	Members’ contribution	Accumulated deficit	Total members’ equity
Balance at May 22, 2020 (Successor)	—	$—	$—	$—

Parent’s contributions	100	15,298	—	15,298
Parent’s contributions for acquisitions	—	2,900	—	2,900
Net loss	—	—	(855)	(855)

Balance at September 30, 2020 (Successor)	100	$18,198	$(855)	$17,343

For the nine months ended September 30, 2020 (Predecessor)

	Class A Units	Class B Units	Members’ contribution	Accumulated deficit	Total members’ equity
Balance at December 31, 2019 (Predecessor)	900	10	$4,998	$6,677	$11,675

Net income	—	—	—	4,737	4,737
Equity-based compensation expense	—	—	74	—	74
Distributions	—	—	—	(4,011)	(4,011)

Balance at September 30, 2020 (Predecessor)	900	10	$5,047	$7,403	$12,475

The accompanying notes are an integral part of the interim condensed consolidated financial statements.

BIGBEAR.AI HOLDINGS, LLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(In thousands)

	Successor		Predecessor
	Nine months ended September 30, 2021	Period from May 22, 2020 through September 30, 2020	Nine months ended September 30, 2020
Cash flows from operating activities:
Net (loss) income	$(8,758)	$(855)	$4,737
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization expense	5,432	374	48
Amortization of debt issuance costs and discount	429	—	—
Equity-based compensation expense	86	—	74
Deferred income tax benefit	(3,341)	(372)	(5)
Changes in assets and liabilities:
Accounts receivable	163	(1,410)	88
Contract assets	(288)	526	(269)
Prepaid expenses and other assets	(5,829)	70	1
Accounts payable	6,737	1,427	840
Accrued liabilities	4,733	321	1,313
Contract liabilities	1,595	25	—
Other liabilities	263	76	(5)

Net cash provided by operating activities	1,222	182	6,822

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(224)	(26,843)	—
Purchases of property and equipment	(601)	(57)	(115)

Net cash used in investing activities	(825)	(26,900)	(115)

Cash flows from financing activities:
Parent’s contribution	—	15,298	—
Proceeds from promissory notes	—	15,219	—
Repayment of term loan	(825)	—	—
Proceeds from revolving credit facility	1,500	—	—
Distributions to members	—	—	(4,011)

Net cash provided by (used in) financing activities	675	30,517	(4,011)

Net increase in cash and cash equivalents	1,072	3,799	2,696
Cash and cash equivalents at beginning of period	9,704	—	1,644

Cash and cash equivalents at end of period	$10,776	$3,799	$4,340

The accompanying notes are an integral part of the interim condensed consolidated financial statements.

BIGBEAR.AI HOLDINGS, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(In thousands of U.S. dollars unless stated otherwise)

Note A – Description of the Business

Affiliates of AE Industrial Partners Fund II, LP (“AE”), a private equity firm specializing in aerospace, defense, space and government services, power generation, and specialty industrial markets, formed a series of acquisition vehicles on May 22, 2020, which included Lake Parent, LLC (“Lake Parent”), BigBear.ai Holdings, LLC (“BigBear” or “Successor”), BigBear.ai Intermediate Holdings, LLC (“BigBear Intermediate”) and BigBear.ai, LLC (“BigBear.ai”) with Lake Parent being the top holding company. BigBear.ai and BigBear Intermediate are wholly owned direct or indirect subsidiaries of BigBear.

Separately, AE also formed a series of acquisition vehicles on October 8, 2020 which included BBAI Ultimate Holdings, LLC (formerly known as PCISM Ultimate Holdings, LLC) (“BBAI Ultimate Holdings”), PCISM Holdings, LLC (“PCISM Holdings”), PCISM Intermediate Holdings, LLC and PCISM Intermediate II Holdings, LLC.

Upon the formation of these acquisition vehicles and throughout 2020, BigBear Intermediate and its subsidiaries effected a number of acquisitions, including that of NuWave Solutions, LLC (“NuWave”), PCI Strategic Management, LLC (“PCI” or “Predecessor”), Open Solutions Group, LLC (“Open Solutions”), and the Government Services division of ProModel Government Solutions Inc. (“ProModel”).

The Predecessor Period reflects the results of PCI’s operations prior to its acquisition, and the Successor Period, including NuWave, PCI, Open Solutions, and ProModel (collectively, the “Company”), reflects the results of each entity’s operations subsequent to each acquisition. The Company offers a comprehensive suite of solutions including artificial intelligence (“AI”) and machine learning (“ML”), data science, advanced analytics, offensive and defensive cyber, data management, cloud solutions, digital engineering, and systems.

Note B – Summary of Significant Accounting Policies

Basis of Presentation

The interim condensed consolidated financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying condensed consolidated financial statements include all adjustments, consisting of normal recurring adjustments, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented. The interim condensed consolidated financial statements should be read in conjunction with the Company’s annual combined financial statements for the year ended December 31, 2020. The interim results for the three nine and nine-month periods ended September 30, 2021 are not necessarily indicative of the results expected for the year ending December 31, 2021 or any future interim periods.

PCI was identified as the Predecessor through an analysis of various factors, including size, financial characteristics, and ongoing management. The results for the three and nine-month periods ended September 30, 2020 (the “Predecessor Q3 Period” and “Predecessor Period”, respectively) relate to the predecessor period for BigBear and includes all of the accounts of PCI only. As BigBear was formed on May 22, 2020, the Successor Q3 comparative period from May 22, 2020 through September 30, 2020 (the “Successor 2020 Period”) and three months ended September 30, 2020 (the “Successor 2020 Q3 Period”) relates to activity of NuWave and BigBear.ai. The results and information as of December 31, 2020 relate to activity of BigBear and its subsidiaries. The results and information as of September 30, 2021, the three months ended September 30, 2021 (the “Successor 2021 Q3 Period”), and the nine months ended September 30, 2021 (the “Successor 2021 Period”) relate to activity of BigBear and its subsidiaries.

BIGBEAR.AI HOLDINGS, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(In thousands of U.S. dollars unless stated otherwise)

The NuWave, PCI, Open Solutions, and ProModel acquisitions were accounted for as business combinations in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 805, Business Combinations (“ASC 805”), and the resulting new basis of accounting is reflected in the applicable successor periods. All intercompany balances and transactions have been eliminated in consolidation. Amounts presented within the consolidated financial statements and accompanying notes are presented in thousands of U.S. dollars unless stated otherwise, except for percentages, unit, shares, per unit, and per share amounts.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, actual results could differ from those estimates. Accounting policies subject to estimates include valuation of intangible assets, revenue recognition, income taxes, and equity-based compensation.

Significant Accounting Policies

The significant accounting policies used in preparing these interim condensed consolidated financial statements were applied on a basis consistent with those reflected in our annual combined financial statements for the year ended December 31, 2020.

Recently Issued Accounting Pronouncements

The FASB issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842) (“ASU 2016-02”), which supersedes the current lease requirements in ASC 840, Leases. ASU 2016-02 requires lessees to recognize a right-of-use asset and related lease liability for all leases, with a limited exception for short-term leases. Leases will be classified as either finance or operating, with the classification affecting the pattern of expense recognition in the statement of operations. Currently, leases are classified as either capital or operating, with any capital leases recognized on the condensed consolidated balance sheets. The reporting of lease-related expenses in the condensed consolidated statements of operations and cash flows will be generally consistent with the current guidance. The new lease guidance will be effective for the year ending December 31, 2022 and will be applied using a modified retrospective transition method to either the beginning of the earliest period presented or the beginning of the year of adoption. The Company is currently evaluating the impact of adopting the new standard. The adoption of this standard will require the recognition of a right of use asset and liability on the Company’s condensed consolidated balance sheets.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments–Credit Losses (Topic 326) (“ASU 2016-13”), an amendment of the FASB Accounting Standards Codification. Subsequent to the issuance of ASU 2016-13, there were various updates that amended and clarified the impact of ASU 2016-13. ASU 2016-13 broadens the information that an entity must consider in developing its expected credit loss estimate for assets measured either collectively or individually. The amendments in ASU 2016-13 will require an entity to record an allowance for credit losses for certain financial instruments and financial assets, including accounts receivable, based on expected losses rather than incurred losses. The measurement of expected credit losses is based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. An entity must use judgment in determining the relevant information and estimation methods that are appropriate in its circumstances. The use of forecasted information incorporates more timely information in the estimate of expected credit losses. The new guidance will be effective for the years beginning after December 15, 2022. The Company does not expect this guidance to have a material impact on its condensed consolidated financial statements or related disclosures.

BIGBEAR.AI HOLDINGS, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(In thousands of U.S. dollars unless stated otherwise)

Recently Adopted Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06, Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which, amongst other provisions, simplifies the guidance on the issuer’s accounting for convertible instruments and the derivative scope exception for contracts in an entity’s own equity such that fewer conversion features will require separate recognition and modifies how particular convertible instruments and certain contracts that may be settled in cash or shares impact the diluted earnings per share computation. While ASU 2020-06 is required for fiscal years beginning after December 15, 2021 (including interim periods), early adoption is permitted for fiscal years (including interim periods) beginning after December 15, 2020. The Company early adopted ASU 2020-06 as of January 1, 2021 on the modified retrospective basis, which requires the cumulative effect of applying the standard to be recognized at the date of initial application. The Company does not have an existing convertible instrument or a contract in its own equity as of the initial application date and therefore the adoption of ASU 2020-06 did not have a material impact on the condensed consolidated financial statements.

Note C – Business Combinations

NuWave Acquisition

On June 19, 2020, the Successor acquired 100% of the equity interest of NuWave for cash and 2,900,000 units of the Successor’s Parent’s equity (“Parent Units”). The acquisition supports the Company’s growth in its offering of advanced data analytics.

The purchase agreement with the sellers of NuWave also stipulated that certain funds would be held in escrow (“Indemnification Escrow Deposit” and “Adjustment Escrow Deposit”), for the benefit of the seller. Pursuant to and subject to the terms and conditions of the Escrow Agreement, the Indemnification Escrow Amount of $300 and the Adjustment Escrow Amount of $150 shall be held in escrow until released in accordance with the purchase agreement and the Escrow Agreement.

The following table summarizes the fair value of the consideration transferred and the preliminary estimated fair values of the major classes of assets acquired and liabilities assumed as of the acquisition date.

June 19, 2020
Cash paid	$27,881
Equity issued	2,900

Purchase consideration	$30,781

Assets:
Cash	$1,038
Accounts receivable	3,018
Other current assets	112
Contract assets	1,095
Deposits	27
Property and equipment	77
Intangible assets	16,200

$21,567

BIGBEAR.AI HOLDINGS, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(In thousands of U.S. dollars unless stated otherwise)

Liabilities:
Accounts payable	$365
Accrued liabilities	364
Deferred tax liability	476

$1,205

Fair value of net identifiable assets acquired	20,362

Goodwill	$10,419

The following table summarizes the intangible assets acquired by class:

June 19, 2020
Technology	$5,400
Customer relationships	10,800

Total intangible assets	$16,200

The fair value of the acquired technology was determined using the relief from royalty (“RFR”) method. The fair value of the acquired customer relationships was determined using the excess earnings method.

The acquisition was accounted for as a business combination, whereby the excess of the purchase consideration over the fair value of identifiable net assets was allocated to goodwill. The goodwill reflects the potential synergies and expansion of the Company’s offerings across product lines and markets complementary to its existing products and markets. For tax purposes, the goodwill related to the asset purchase is deductible.

PCI Acquisition

On October 23, 2020, the Successor acquired 100% of the equity interest of PCI for cash and 8,142,985 units of the Successor’s Parent’s equity. The acquisition supports the Company’s growth in its offering of cybersecurity, cloud and system engineering.

The purchase agreement with the sellers of PCI also stipulated that certain funds would be held in escrow (“Adjustment Escrow Deposit” and “Indemnity Escrow Amount”), for the benefit of the sellers. Pursuant to and subject to the terms and conditions of the Escrow Agreement, the Indemnification Escrow Amount of $325 and the Adjustment Escrow Amount of $650 shall be held in escrow until released in accordance with the purchase agreement and the Escrow Agreement. The following table summarizes the preliminary fair value of the consideration transferred and the preliminary estimated fair values of the major classes of assets acquired and liabilities assumed as of the acquisition date.

October 23, 2020
Cash paid	$55,932
Equity issued	8,143

Purchase consideration	$64,075

Assets:
Cash	$364
Accounts receivable	6,710
Contract assets	4,569
Prepaid expenses and other current assets	383
Property and equipment	218
Other non-current assets	5
Intangible assets	22,800

$35,049

BIGBEAR.AI HOLDINGS, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(In thousands of U.S. dollars unless stated otherwise)

Liabilities:
Accounts payable	$1,131
Deferred tax liability	1,033
Accrued liabilities	4,062

$6,226

Fair value of net identifiable assets acquired	28,823

Goodwill	$35,252

The following table summarizes the intangible assets acquired by class:

October 23, 2020
Customer relationships	$22,800

The amounts above represent the current preliminary fair value estimates as the measurement period is still open as of September 30, 2021. A measurement period adjustment increasing accrued liabilities and goodwill by $286 was recognized during the three-month period ended September 30, 2021. The Company is finalizing the valuation analysis.

The fair value of the acquired customer relationships was determined using the excess earnings method.

The acquisition was accounted for as a business combination, whereby the excess of the purchase consideration over the fair value of identifiable net assets was allocated to goodwill. The goodwill reflects the potential synergies and expansion of the Company’s offerings across product lines and markets complementary to its existing products and markets. For tax purposes, the goodwill related to the asset purchase is deductible.

Open Solutions Acquisition

On December 2, 2020, the Company acquired 100% of the equity interest of Open Solutions for cash and 2,144,812 units of the Successor’s Parent’s equity. The acquisition supports the Company’s growth in its offering of advanced data analytics.

The purchase agreement with the sellers of Open Solutions also stipulated that certain funds would be held in escrow (“Indemnification Escrow Deposit”, “Adjustment Escrow Deposit” and “Representative Expense Fund”), for the benefit of the sellers. Pursuant to and subject to the terms and conditions of the Escrow Agreement, the Indemnification Escrow Amount of $285, the Adjustment Escrow Amount of $372 and Representative Expense Fund $150 shall be held in escrow until released in accordance with purchase agreement and the Escrow Agreement.

The following table summarizes the preliminary fair value of the consideration transferred and the preliminary estimated fair values of the major classes of assets acquired and liabilities assumed as of the acquisition date.

December 2, 2020
Cash paid	$60,715
Equity issued	2,145

Purchase consideration	$62,860

BIGBEAR.AI HOLDINGS, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(In thousands of U.S. dollars unless stated otherwise)

Assets:
Cash	$63
Accounts receivable	6,127
Prepaid expenses and other current assets	89
Property and equipment	305
Other non-current assets	48
Intangible assets	30,800

$37,432

Liabilities:
Accounts payable	$122
Accrued liabilities	946
Deferred tax liability	334
Other non-current liabilities	27

$1,429

Fair value of net identifiable assets acquired	36,003

Goodwill	$26,857

The following table summarizes the intangible assets acquired by class:

December 2, 2020
Technology	$10,300
Customer relationships	20,500

Total intangible assets	$30,800

The amounts above represent the current preliminary fair value estimates as the measurement period is still open as of September 30, 2021. The Company is finalizing the valuation analysis.

The fair value of the acquired technology was determined using the RFR method. The fair value of the acquired customer relationships was determined using the excess earnings method.

The acquisition was accounted for as a business combination, whereby the excess of the purchase consideration over the fair value of identifiable net assets was allocated to goodwill. The goodwill reflects the potential synergies and expansion of the Company’s offerings across product lines and markets complementary to its existing products and markets. For tax purposes, the goodwill related to the asset purchase is deductible.

ProModel Acquisition

On December 21, 2020, the Successor acquired 100% of the equity interest of ProModel for cash. The acquisition supports the Company’s growth in its offering of advanced data analytics.

The purchase agreement with the sellers of ProModel also stipulated that certain funds would be held in escrow (“Adjustment Escrow Deposit” and “PPP Escrow Amount”), for the benefit of the sellers. Pursuant to and subject to the terms and conditions of the Escrow Agreement, the Adjustment Escrow Amount of $425 and PPP Escrow Amount $2,557 shall be held in escrow until released in accordance with purchase agreement and the Escrow Agreement.

The following table summarizes the preliminary fair value of the consideration transferred and the preliminary estimated fair values of the major classes of assets acquired and liabilities assumed as of the acquisition date.

December 21, 2020
Cash paid	$43,718

BIGBEAR.AI HOLDINGS, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(In thousands of U.S. dollars unless stated otherwise)

Assets:
Cash	$1,843
Accounts receivable	907
Other receivables	707
Contract assets	779
Prepaid expenses and other current assets	64
Property and equipment	134
Other non-current assets	18
Intangible assets	21,700

$26,152

Liabilities:
Accounts payable	$2
Contract liabilities	501
Accrued liabilities	1,039

$1,542

Fair value of net identifiable assets acquired	24,610

Goodwill	$19,108

The following table summarizes the intangible assets acquired by class:

December 21, 2020
Technology	$7,000
Customer relationships	14,700

Total intangible assets	$21,700

The amounts above represent the current preliminary fair value estimates, as the measurement period is still open as of September 30, 2021. A measurement period adjustment increasing accrued liabilities and goodwill by $79 was recognized during the three-month period ended September 30, 2021. The Company is finalizing the valuation analysis.

The fair value of the acquired technology was determined using the RFR method. The fair value of the acquired customer relationships was determined using the excess earnings method.

The acquisition was accounted for as a business combination, whereby the excess of the purchase consideration over the fair value of identifiable net assets was allocated to goodwill. The goodwill reflects the potential synergies and expansion of the Company’s offerings across product lines and markets complementary to its existing products and markets. For tax purposes, the goodwill is deductible.

Pro Forma Financial Data (Unaudited)

The following table presents the pro forma combined results of operations for the business combinations for the three and nine-month periods ended September 30, 2020 as though the acquisitions had been completed as of January 1, 2019. The three and nine-month periods ended September 30, 2020 includes the Predecessor Period, the Successor 2020 Period, and the pre-acquisition period for all business combinations.

	Pro forma for the three months ended September 30, 2020	Pro forma for the nine months ended September 30, 2020
Revenues	$36,035	$105,749
Net income	2,844	11,029

BIGBEAR.AI HOLDINGS, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(In thousands of U.S. dollars unless stated otherwise)

The amounts included in the pro forma information are based on the historical results and do not necessarily represent what would have occurred if all the business combinations had taken place as of January 1, 2019, nor do they represent the results that may occur in the future. Accordingly, the pro forma financial information should not be relied upon as being indicative of the results that would have been realized had the acquisition occurred as of the date indicated or that may be achieved in the future.

Transaction expenses of $1,662 incurred in the Successor 2020 Period are excluded from the pro forma net income for the nine-month period ended September 30, 2020.

Note D – Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist of the following:

	Successor
	September 30, 2021	December 31, 2020
Capitalized advisory costs[1]	$4,471	$—
Prepaid expenses	1,704	586
Pre-contract costs[2]	245	—
Other current assets	—	55

Total	$6,420	$641

[1]

The anticipated Merger between GigCapital4, Inc. and BigBear will be accounted for as a reverse recapitalization in which GigCapital4 is treated as the acquired company. Accordingly, any direct and incremental costs associated with the Merger, including but not limited to, certain legal, financial advisor, and accounting costs are capitalized as assets and will be reclassified as a reduction to additional paid in capital upon completion of the Merger. Capitalized advisory costs were $4,471 at September 30, 2021 and $0 at December 31, 2020.

[2]

Costs incurred to fulfill a contract in advance of the contract being awarded are included in prepaid expenses and other current assets if we determine that those costs relate directly to a contract or to an anticipated contract that we can specifically identify and the contract award is probable, the costs generate or enhance resources that will be used in satisfying performance obligations, and the costs are recoverable (referred to as pre-contract costs).

Pre-contract costs that are initially capitalized in prepaid assets and other current assets are generally recognized as cost of revenues consistent with the transfer of products or services to the customer upon the receipt of the anticipated contract. All other pre-contract costs, including start-up costs, are expensed as incurred. As of September 30, 2021 and December 31, 2020, $245 and $0 of pre-contract costs were included in prepaid expenses and other current assets, respectively.

Note E – Accrued Liabilities

Accrued liabilities consist of the following:

	Successor
	September 30, 2021	December 31, 2020
Accrued payroll	$9,892	$6,741
Accrued advisory fees	2,161	—
Other accrued expenses	315	529

Total	$12,368	$7,270

Note F – Debt

On December 21, 2020, the Company entered into a credit agreement with Antares Capital (the “Antares Capital Credit Agreement”). The Antares Capital Credit Agreement includes the following, collectively referred to as the “Loans”:

(i)	A $110.0 million term loan (the “Antares Capital Term Loan”) that matures on December 21, 2026.

(ii)

A $15.0 million revolving credit facility (the “Antares Capital Revolving Credit Facility”) that matures on December 21, 2026. The Company has drawn $1,500 on the revolving credit facility as of September 30, 2021. As of December 31, 2020, the balance of the revolving credit facility of $15 million was undrawn and available to the Company.

BIGBEAR.AI HOLDINGS, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(In thousands of U.S. dollars unless stated otherwise)

The interest rates on the Loans can be based on LIBOR rates or Base rates at the Company’s discretion. The interest payable is as follows:

(i)	For LIBOR rate loans, the interest payable is the higher of (a) 1.00% per annum and (b) LIBOR rate plus 5.00% (as applicable margin).

(ii)

For Base rate loans, the interest payable is the Base Rate plus 4.00% (as applicable margin). Base Rate is a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the Prime Rate and (c) one-month Eurocurrency Rate plus 1.00%

The Company may prepay the Loans at any time without any premium or penalty; however, the minimum amount of prepayment for the Antares Capital Term Loan and the Antares Capital Revolving Credit Facility is $250 and $100, respectively. In addition, the Antares Capital Term Loan is to be repaid quarterly in principal payments of $275 with the first repayment occurring on March 31, 2021.

The Antares Capital Credit Agreement requires the Company to meet certain financial and other covenants. As of September 30, 2021, the Company remained compliant with the covenant requirements.

The debt balances are summarized as follows:

	Successor
	September 30, 2021	December 31, 2020
Term Loan	$109,175	$110,000
Revolver	1,500	—

Total debt	$110,675	$110,000
Less: unamortized discounts and issuance costs	2,628	3,006

Total debt, net	$108,047	$106,994
Less: current portion	2,600	1,100

Long-term debt, net	$105,447	$105,894

Interest expense, including the amortization of debt issuance costs, charged for the three and nine-month periods ended September 30, 2021 was $1,870 and $5,579, respectively.

Note G – Leases

The Company is obligated under operating leases for certain real estate and office equipment assets. Certain leases contained predetermined fixed escalation of minimum rents at rates ranging from 2.5% to 5.4% per annum and renewal options that could extend certain leases to up to five additional years.

The Company records rent expense on a straight-line basis over the life of the lease. Rent expense under all leases for the three months ended September 30, 2021 (Successor), three months ended September 30, 2020 (Successor), three months ended September 30, 2020 (Predecessor), nine months ended September 30, 2021 (Successor), period from May 22 through September 30, 2020 (Successor), and nine months ended September 30, 2020 (Predecessor) was $404, $45, $134, $1,155, $45, and $336, respectively.

BIGBEAR.AI HOLDINGS, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(In thousands of U.S. dollars unless stated otherwise)

Note H – Income Taxes

The effective tax rates were as follows:

	Successor				Predecessor
	Three months ended September 30, 2021	Three months ended September 30, 2020	Nine months ended September 30, 2021	Period from May 22, 2020 through September 30, 2020	Three months ended September 30, 2020	Nine months ended September 30, 2020
Effective tax rate	29.7%	(23.7)%	27.3%	25.7%	0.0%	0.1%

The Successor is established as a limited liability company and has elected to be taxed as a corporation for federal, state, and local income tax purposes. The effective tax rate for the three months ended September 30, 2021, three months ended September 30, 2020 (Successor) nine months ended September 30, 2021 and the period from May 22 through September 30, 2020 (Successor) differs from the U.S. federal income tax rate of 21.0% primarily due to state and local corporate income taxes, offset by non-deductible expenses.

The Predecessor was established and taxed as a partnership, and therefore, was not generally subject to federal, state and local corporate income taxes. The effective tax rate for the nine months ended September 30, 2020 (Predecessor) differs from the U.S. federal income tax rate of 0.0% due to state and local income taxes. The effective tax rate for the three months ended September 30, 2020 (Predecessor) differs from the effective tax rate for the nine months ended September 30, 2020 (Predecessor) due to changes in state and local corporate income tax rates.

Note I – Employee Benefit Plans

401(k) Plan

The Predecessor maintained a qualified 401(k) plan (the “Predecessor 401(k) Plan”) for its U.S. employees. The Predecessor’s contributions to the plan for the three and nine-month periods ended September 30, 2020 was $558 and $1,623, respectively.

The Company maintains three qualified 401(k) plans for its U.S. employees: the PCI 401(k) plan, the NuWave 401(k) plan and the Open Solutions 401(k) plan. During the period from May 22 through September 30, 2020 and three-month period ended September 30, 2020, the Company’s total contributions to the plans were $66 and $57, respectively. During the three and nine-month periods ended September 30, 2021, the Company’s total contributions to the plans were $1,118 and $2,759, respectively.

Note J – Commitments and Contingencies

Contingencies in the Normal Course of Business

Under certain contracts with the U.S. government and certain governmental entities, contract costs, including indirect costs, are subject to audit by and adjustment through negotiation with governmental representatives. Revenue is recorded in amounts expected to be realized on final settlement of any such audits.

BIGBEAR.AI HOLDINGS, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(In thousands of U.S. dollars unless stated otherwise)

Legal Proceedings

The Company is subject to litigation, claims, investigations and audits arising from time to time in the ordinary course of business. Although legal proceedings are inherently unpredictable, the Company believes that it has valid defenses with respect to any matters currently pending against the Company and intends to defend itself vigorously. The outcome of these matters, individually and in the aggregate, is not expected to have a material impact on the Company’s combined balance sheets, statements of operations, or cash flows.

Business Combinations

The Company has acquired and plans to continue to acquire businesses with prior operating histories. Acquired companies may have unknown or contingent liabilities. The associated acquisition costs incurred in the form of professional fees and services may be material to the future periods in which they occur, regardless of whether the acquisition is ultimately completed.

Note K – Equity

Predecessor

As of September 30, 2020, the Predecessor had 900 issued and outstanding Class A Units that are entitled to the voting rights and distributions.

On June 11, 2019, the Predecessor filed an amended operating agreement to issue 100 Class B Units which were subject to certain restrictions and vesting requirements (see Note L). The Class B Member is not entitled to any voting rights until January 1, 2024. Only vested Class B units participate in cash flow distributions on a pro rata basis with Class A Units and are eligible for capital transactions proceeds only if the aggregate distributions were equal to or greater than $50 million.

Successor

The Company has 100 Units (“Units”) issued and outstanding as of September 30, 2021 and December 31, 2020.

Note L – Equity-Based Compensation

Class A Units granted to board of directors

Certain members of the board of directors of the Company have elected to receive their compensation for their services as a board member in stock, Class A units of the Parent Company. The number of units granted or to be granted by the Parent Company are determined by dividing the compensation payable for the quarter by the fair value of the Class A units at the end of each respective quarter. The total value of the Class A units granted to such board of directors for the three and nine-month periods ended September 30, 2021 is $30 and $86, respectively, and is reflected in the selling, general and administrative expenses within the condensed consolidated statements of operations.

Class B Unit Incentive Plan

In February 2021, the Company’s Parent adopted a written compensatory benefit plan (the “Class B Unit Incentive Plan”) to provide incentives to present and future directors, managers, officers, employees, consultants, advisors, and/or other service providers of the Company’s Parent or its Subsidiaries in the form of the Parent’s Class B Units (“Incentive Units”). Incentive Units have a participation threshold of $1.00 and are divided into three tranches (“Tranche I,” “Tranche II,” and “Tranche III”). Tranche I Incentive Units are subject to performance-based, service-based, and market-based conditions. The grant date fair value for the Incentive Units was $5.19.

The assumptions used in determining the fair value of the Incentive Units at the grant date are as follows:

Volatility	57%
Risk-free rate	0.1%
Time to exit (years)	1.6

BIGBEAR.AI HOLDINGS, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(In thousands of U.S. dollars unless stated otherwise)

On July 29, 2021, the Company’s Parent amended the Class B Unit Incentive Plan so that the Tranche I and the Tranche III Incentive Units will immediately become fully vested, subject to continued employment or provision of services, upon the closing of the transaction stipulated in the Agreement and Plan of Merger (the “Merger Agreement”) dated June 4, 2021. The Company’s Parent also amended the Class B Unit Incentive Plan so that the Tranche II Incentive Units will vest on any liquidation event, as defined in the Class B Unit Incentive Plan, rather than only upon the occurrence of an Exit Sale, subject to the market-based condition stipulated in the Class B Unit Incentive Plan prior to its amendment.

Equity-based compensation for awards with performance conditions is based on the probable outcome of the related performance condition. The performance conditions required to vest per the amended Incentive Plan remain improbable until they occur due to the unpredictability of the events required to meet the vesting conditions. As such events are not considered probable until they occur, recognition of equity-based compensation for the Incentive Units is deferred until the vesting conditions are met. Once the event occurs, unrecognized compensation cost associated with the performance-vesting Incentive Units (based on their modification date fair value) will be recognized based on the portion of the requisite service period that has been rendered.

The modification date fair value of the Incentive Units was $9.06 per unit. No equity-based compensation was recognized for the Successor 2021 Q3 Period. As of September 30, 2021 (Successor), there was approximately $85.2 million of unrecognized compensation costs related to Incentive Units.

Certain information related to the Incentive Units is presented as follows:

Incentive Units
Unvested and outstanding as of December 31, 2020	—

Granted	9,650,000
Forfeited	(250,000)

Unvested and outstanding as of September 30, 2021	9,400,000

The assumptions used in determining the fair value of the Incentive Units at the modification date are as follows:

Volatility	46%
Risk-free rate	0.2%
Time to exit (years)	1.2

The volatility used in the determination of the fair value of the Incentive Units was based on analysis of the historical volatility of guideline public companies and factors specific to the Successor.

BIGBEAR.AI HOLDINGS, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(In thousands of U.S. dollars unless stated otherwise)

Note M – Net (Loss) Income per Unit

The numerators and denominators of the basic and diluted net (loss) income per Unit are computed as follows (in thousands, except unit and per unit data):

	Successor
Basic and diluted net (loss) income per Unit	Three months ended September 30, 2021	Three months ended September 30, 2020	Nine months ended September 30, 2021	Period from May 22, 2020 through September 30, 2020
Numerator:
Net (loss) income:	$(3,146)	$73	$(8,758)	$(855)
Denominator:
Weighted average Units outstanding – basic and diluted	100	100	100	100
Basic and diluted net (loss) income per Unit	$(31.46)	$0.73	$(87.58)	$(8.55)

There were no potentially issuable Units or other dilutive securities for the nine months ended September 30, 2021.

Note N – Revenues

Net revenues by contract type are as follows:

	Successor				Predecessor
	Three months ended September 30, 2021	Three months ended September 30, 2020	Nine months ended September 30, 2021	Period from May 22, 2020 through September 30, 2020	Three months ended September 30, 2020	Nine months ended September 30, 2020
Firm fixed price	$17,340	$3,922	$32,260	$4,070	$639	$1,883
Time and materials	22,879	3,880	79,840	5,113	17,260	53,210

Total revenues	$40,219	$7,802	$112,100	$9,183	$17,899	$55,093

The majority of the Company’s revenue is recognized over time. Revenue derived from contracts that recognize revenue at a point in time was insignificant for all periods presented.

Concentration of Risk

Revenues earned from customers contributing in excess of 10% of consolidated revenues were as follows:

Successor 2021 Q3 Period

	Cyber & Engineering	Analytics	Total	Percent of total revenues
Customer A	$7,994	$—	$7,994	20%
Customer B(1)	3,783	—	3,783	9%
Customer C(1)	—	6,010	6,010	15%
All others	7,452	14,980	22,432	56%

Total revenues	$19,229	$20,990	$40,219	100%

BIGBEAR.AI HOLDINGS, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(In thousands of U.S. dollars unless stated otherwise)

Successor 2020 Q3 Period

	Total(2)	Percent of total revenues
Customer A	$3,837	49%
Customer B	2,688	34%
All others	1,277	17%

Total revenues	$7,802	100%

Predecessor 2020 Q3 Period

	Total(2)	Percent of total revenues
Customer A	$13,719	77%
Customer B	3,276	18%
All others	904	5%

Total revenues	$17,899	100%

Successor 2021 Period

	Cyber & Engineering	Analytics	Total	Percent of total revenues
Customer A	$24,503	$—	$24,503	22%
Customer B(1)	11,202	—	11,202	10%
Customer C(1)	—	6,010	6,010	5%
All others	22,334	48,051	70,385	63%

Total revenues	$58,039	$54,061	$112,100	100%

Successor 2020 Period

	Total(2)	Percent of total revenues
Customer A	$3,957	43%
Customer B	3,045	33%
All others	2,181	24%

Total revenues	$9,183	100%

Predecessor Period

	Total(2)	Percent of total revenues
Customer A	$31,091	56%
Customer B	20,593	37%
All others	3,409	7%

Total revenues	$55,093	100%

(1)	Customers that contributed in excess of 10% of consolidated revenues in any period presented have been included in all periods presented within a given fiscal year for comparability.
(2)

The Successor 2020 Q3 Period, Predecessor 2020 Q3 Period, Successor 2020 Period, and Predecessor Period each comprise a single reportable segment. As a result, segment reporting for those periods is not presented.

BIGBEAR.AI HOLDINGS, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(In thousands of U.S. dollars unless stated otherwise)

Contract Balances

Contract asset balances were $2,863 as of September 30, 2021, compared to $2,575 as of December 31, 2020. The change was primarily driven by services provided by NuWave, PCI, and Open Solution which are yet to be invoiced, offset by billings of previously unbilled services for which revenue had been recognized in ProModel. Contract liability balances were $2,136 as of September 30, 2021, compared to $541 as of December 31, 2020. The change was primarily driven by billings in excess of revenue recognized in PCI, NuWave, and ProModel. Revenue recognized in the period ended September 30, 2021 that was included in the contract liability balance as of December 31, 2020 was $541.

Remaining Performance Obligations

As of September 30, 2021, the aggregate amount of the transaction price allocated to remaining performance obligations was $158,150. The Company expects to recognize approximately 94% of its remaining performance obligations as revenue within the next 12 months and the balance thereafter.

Note O – Reportable Segment Information

The Company has determined that it operates in two operating and reportable segments, Cyber & Engineering and Analytics, as the CODM reviews financial information presented for both segments on a disaggregated basis for purposes of making operating decisions, allocating resources, and evaluating financial performance.

Adjusted gross margin is the primary measure of segment profitability used by the CODM to assess performance and to allocate resources to the segments. Research and development costs incurred that generate marketable intellectual property (“IP”) are added back to the gross margin to arrive at the adjusted gross margin. Customer contracts that generate lower gross margin (revenue less direct costs including fringe and overheard costs) than the thresholds set by the management are accepted as the work performed for these customer contracts also simultaneously generates reusable code and other IP that is used in the execution of future customer contracts that generate higher gross margin, or enhances the marketability of the products due to additional functionality or features.

	Successor
	Three months ended September 30, 2021
	Cyber & Engineering	Analytics	Total
Revenues	$19,229	$20,990	$40,219
Segment adjusted gross margin	4,126	10,317	14,443
	21%	49%	36%
Research and development costs excluded from segment gross margin			(3,645)
Operating expenses:
Selling, general and administrative			12,038
Research and development			1,363

Operating loss			(2,603)
Interest expense			1,870
Other income			—

Loss before taxes			$(4,473)

BIGBEAR.AI HOLDINGS, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(In thousands of U.S. dollars unless stated otherwise)

	Successor
	Nine months ended September 30, 2021
	Cyber & Engineering	Analytics	Total
Revenues	$58,039	$54,061	$112,100
Segment adjusted gross margin	12,701	26,042	38,743
	22%	48%	35%
Research and development costs excluded from segment gross margin			(8,502)
Operating expenses:
Selling, general and administrative			32,557
Research and development			4,158

Operating loss			(6,474)
Interest expense			5,579
Other income			1

Loss before taxes			$(12,052)

All revenues were generated within the United States of America.

As of September 30, 2021, total assets of Cyber & Engineering, Analytics, and Corporate were $73,708, $139,239, and $11,268, respectively.

The Successor 2020 Q3 Period, Predecessor 2020 Q3 Period, Successor 2020 Period, and Predecessor Period each comprise a single reportable segment. As a result, segment reporting for those periods is not presented.

Note P – Related-Party Transactions

The Company incurred expenses related to consulting services provided by the affiliates of AE of $675 during the nine months ended September 30, 2021 (Successor).

On February 4, 2021, the Company signed a teaming agreement with Gryphon Technologies, an affiliate of AE, to develop the best management and technical approach for certain solicitations with the DHS.

On March 17, 2021, the Company signed a confidential disclosure agreement with Redwire Space, Inc. (“Redwire”) to engage in discussions concerning a potential business relationship between the two parties. Redwire is an affiliate of AE.

On April 22, 2021, the Company entered into an agreement with Redwire to establish a Space Cyber Range capability that leverages Redwire’s Advanced Configurable Open-system Research Network and BigBear.ai’s capabilities in developing offensive and defensive solutions and techniques for security research across multiple platforms, architectures, and network links.

On July 1, 2021, the Company entered into a memorandum of understanding with UAV Factory, an affiliate of AE, whereby BigBear will develop AI/ML capabilities for UAV Factory’s unmanned systems and components use in autonomous operations within the commercial and defense markets.

During the nine months ended September 30, 2021, the Successor paid or accrued $172 as a compensation for the members of the board of directors, including aggregate fair value of $86 of Parent’s Class A Units, which is reflected in the selling, general and administrative expenses within the condensed consolidated statement of operations.

There were no related-party transactions during the Predecessor Period.

BIGBEAR.AI HOLDINGS, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(In thousands of U.S. dollars unless stated otherwise)

Note Q – Subsequent Events

The Company has evaluated subsequent events from the date of the interim condensed consolidated balance sheet through the date the interim condensed consolidated financial statements were issued on December 13, 2021.

On December 7, 2021, the Merger was consummated and upon closing of the Merger, GigCapital4, Inc. was renamed to BigBear.ai Holdings, Inc. (“New BigBear”). The Merger is accounted for as a reverse recapitalization in which GigCapital4 is treated as the acquired company. A reverse recapitalization does not result in a new basis of accounting, and the consolidated financial statements of the combined entity represent the continuation of the consolidated financial statements of the Company in many respects. The Company was deemed the accounting predecessor and the combined entity will be the successor SEC registrant, New BigBear.

As a result of the Merger, New BigBear issued 105,000,000 shares of common stock and paid $75,000 to BBAI Ultimate Holdings in exchange for units of the Company. New BigBear received aggregate gross proceeds of $110,021 from the trust account, $200,000 of convertible note financing, and $80,000 of PIPE financing from AE BBAI Aggregator, LP, an affiliate of AE, in exchange for the issuance of 8,000,000 New BigBear shares. New BigBear also issued 1,495,320 shares of common stock to certain advisors in lieu of cash for fees payable for services in connection with the Merger or GigCapital4’s IPO. Proceeds from the Merger were partially used to fund the $114,393 repayment of the Antares Loan and transaction costs of $19,750.

The convertible note financing bears interest at a rate of 6.0% per annum, payable semi-annually, and convertible into shares of common stock at an initial Conversion Price of $11.50. The Conversion Price is subject to adjustments, including but not limited to, a Conversion Rate Reset 180 days after December 7, 2021 should certain daily volume-weighted average price thresholds be met. The convertible note financing matures five years after issuance.

As a result of Forward Share Purchase Agreements executed with certain shareholders prior to the shareholder vote, $101,021 of the proceeds from the trust account will be restricted for up to a period of three months following the Merger, at which point each shareholder will have the right to sell its shares to New BigBear for $10.15. Until the end of the three-month period, shareholders can sell shares on the open market provided the share price is at least $10.00 per share. If shareholders sell any shares in the open market within the first month of the three-month period and at a price greater than $10.05, New BigBear will pay the shareholders $0.05 per share sold.